Exhibit 10.1

O R O E A S T M I N I N G

7817 Oakport Street   Suite 205   Oakland, California 94621
 www.oroeast.com   * oro@oroeast.com   ( 510.638.5000

Binding Letter of Intent for Purchasing the Redbank Mining Claims

December 12, 2014

Ruo Fang Yin, Trustee
c/o Redbank Trust
5081 Smith Road, Suite D
Mariposa, CA 95338

Re:           Binding Letter of Intent for Purchasing the Redbank Mining Claims

Dear Mr. Ruo Fang Yin:

This binding Letter of Intent for Purchasing the Redbank Mining Claims (hereinafter “LOI”), to be treated for all intents and purposes as a legally enforceable contract, shall memorialize the material terms of the agreement between Redbank Trust (hereinafter “Seller”), a trust organized in the State of California and headquartered at 5081 Smith Road, Suite D, Mariposa, CA 95338, with Ruo Fang Yin as Trustee and Oro East Mining, Inc. (hereinafter “Purchaser” or “Oro East,” used interchangeably), a publicly registered company headquartered at 7817 Oakport Street, Suite 205, Oakland, California, 94621.

WHEREAS, Seller is the owner of certain lode and placer mining claims spanning 55 deeded acres as described in Schedule A, attached hereto and incorporated by reference, APNs 003-350-005, as described in Volume 140 of the Official Records of Mariposa County, page 216 (hereinafter “Mining Claims”), situated in the County of Mariposa, State of California.

WHEREAS, Seller desires to sell the Mining Claims and the mineral and all subsurface rights appurtenant to the Mining Claims (“Mineral Rights”).

WHEREAS, it is the intention of Seller and Purchaser to cause a long-form purchase agreement for the Mining Claims and Mineral Rights that integrates the following material terms. Such a long-form purchase agreement shall be drafted by mutually agreed upon legal counsel and/or prepared by licensed real estate brokers within 20 (twenty) business days of the expiration of the Due Diligence Period as set forth herein.

NOW THEREFORE, the undersigned parties integrate the foregoing recitals into the binding body of this LOI and hereby agree to be bound for good and valuable consideration as follows:

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

1.
Purchase LOI. Oro East would like to purchase all assets, real property, and claims as detailed in Schedule A and all permits, personal property, intellectual property, corporate shares, and equity as detailed in Schedule B, attached hereto and incorporated by reference, which have been represented as the Trust Assets as further described in the Trust Agreement in Schedule E, tendered for consideration in the form of restricted unregistered shares of OROE stock as set forth in this LOI, valued at $2,000,000.00 (Two Million U.S. Dollars) payable as described herein and conditioned on Oro East’s full satisfaction of its due diligence investigations.

2.
Due Diligence Period. Oro East shall furnish a set of due diligence questionnaires to Seller, which Seller shall have authorized agents, directors, or officers with personal knowledge to respond in writing to the questionnaires and furnish all requested documents to Oro East, and where none are available, certify and represent that none are available. Oro East shall provide Seller 60 (sixty) days to complete the questionnaires and Seller’s full and absolute cooperation, disclosure, and timely submissions in response to the questionnaires is a condition precedent to the LOI. Upon Oro East’s actual physical receipt of the complete responses to all questionnaire inquiries and requests, Oro East shall have an additional 100 (one hundred) days to complete geological testing, surveys, excavation, and other studies to determine the expected recovery, projections, and reserves of Project. Thus, commencing on the date that Oro East furnishes the due diligence questionnaires to Seller, Oro East shall have a total of 160 (one hundred and sixty) days for due diligence (“Due Diligence Period”). During the Due Diligence Period, Oro East may drill, excavate, or remove from the Project property or claims up to 2,000 tons of sample ore for geological testing. Oro East may at its complete discretion, with or without cause, cancel, null, and/or void the LOI or any Agreements between Oro East and Seller regarding Project during the due diligence period.

3.
Conditions Precedent; Representations of Seller. Neither LOI nor any subsequent Agreement is binding against Oro East if the following are not met: (1) all necessary permits for mining, exploration, drilling, production, and mine development at Project are obtained; (2) geological due diligence testing and surveys by certified, licensed, and experienced geologists of Oro East’s choosing verify the good values of gold, silver and other mineral deposit; (3) clean title to all assets, real or personal, related to Project, free and clear, can be transferred to Oro East by Seller; (4) Oro East’s full, complete, and absolute satisfaction of the due diligence questionnaire responses and due diligence inspections; and (5) legal opinion from qualified legal counsel affirming that the transactions contemplated by this LOI are in full compliance with all applicable laws and regulations, including but not limited to U.S. securities law. Furthermore, Seller warrants that the Project subject to this LOI and all subsequent Agreements for Project are assets where mining claims may be lawfully located or acquired and that the claims, all rights and privileges thereto appertaining are properly covered by valid and subsisting Mining Lease Contracts, Declarations of Location, Mining Lease Applications and Surveys issued in accordance with the provision of applicable laws. Effective and active permits for the exploration, mining, excavation, and operation as contemplated by the full agreement for Project are a condition precedent for the efficacy of this LOI and any subsequent Agreements. If Seller fails to furnish all proper permits and licenses for the work Oro East contemplates by this LOI, then it shall be deemed automatically null and void or, at Oro East’s sole discretion, the time periods governing the agreements between the parties may be extended by a written addendum signed by Oro East allowing additional time for Seller to secure at Seller’s cost any and all applicable permits, clear any clouds on title, or correct any other deficiency in compliance with the terms herein. Seller hereby represents and warrants to Oro East that the claims of Project bear all applicable permits and licenses and all rights to the claims of the Project free and clear in free simple with clean title.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

4.
Contract Payment Terms. Upon Oro East’s approval after the Due Diligence Period and assent to continue with the purchase, Seller having met all conditions precedent, Oro East shall tender consideration valued at $2,000,000.00 (Two Million U.S. Dollars) as follows:

a.
Payment to Seller of 20,000,000 restricted shares of OROE stock at $0.05 per share for a valuation of $1,000,000.00 (First One Million U.S. Dollars). Consideration shall be tendered at a mutually set date and time (“Closing for First One Million U.S. Dollars”), at which time 50% equitable title interest to the Mining Claims and Mineral Rights set forth in Schedule A and 50% equitable title to the assets set forth in Schedule B shall be vested and transferred to Purchaser. Seller shall execute Purchaser’s standard stock Subscription Agreement, a true and correct copy of which is attached hereto and the terms therein incorporated and integrated by reference. It is the parties’ intent to exchange OROE securities for claims and property interests, or 50% of the Mining Claims as set forth in Schedule A and 50% of the Assets set forth in Schedule B.

b.
Payment to Yan Ming Wu, an individual and named Beneficiary of the Redbank Trust Agreement, who shall be a third party beneficiary of this LOI, of $1,000,000.00 (“Second One Million U.S. Dollars”) in the form of a Convertible Promissory Note and Convertible Note Purchase Agreement executed and transferred on or before the anniversary of the date of Closing for the First One Million U.S. Dollars.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

i.
Consideration shall be tendered at a mutually set date and time per the terms herein, at which time all equitable title interest to the Mining Claims and Mineral Rights shall be vested and transferred to Purchaser. Seller shall execute Purchaser’s standard stock Convertible Promissory Note (“Note”) and Convertible Note Purchase Agreement, a true and correct copy of which is attached hereto and the terms therein incorporated and integrated by reference.

ii.
The executed principal amount on the face of the Note shall be $1,000,000.00 (Second One Million U.S. Dollars) plus the interest rate, maturity date, and conversion price and terms as set forth in the attached and incorporated Convertible Promissory Note and Convertible Note Purchase Agreement.

iii.
The parties hereby acknowledge and represent that the Note falls within the scope of Rule 903(b)(3) of Regulation S as promulgated pursuant to the Securities Act of 1933 and as amended, as Investor is a non-U.S. citizen, a citizen and resident of the People’s Republic of China, that the offering as contemplated by this LOI is made outside of the United States, and that there are no directed selling efforts being made in the United States, no brokers, dealers, and/or finders involved in the transaction as contemplated herein.

iv.
Seller represents and warrants that Yan Ming Wu is either a Foreign Investor covered under Rule 903(b)(3) of Regulation S or an Accredited Investor pursuant to Regulation D or meets the Purchaser’s guidelines for a sophisticated investor. An Accredited Investor is one of the following: (1) a director, executive officer, or general partner of Oro East Mining, Inc., (2) a purchaser whose net worth either individually or jointly with the purchaser’s spouse equals or exceeds $1,000,000.00 USD, (3) a natural person purchaser who has income in excess of $200,000.00 USD in each of the two most recent years and who reasonably expect an income in excess of $200,000.00 USD in current year (or $300,000 USD jointly with the person’s spouse), or (4) a business entity, which can be treated as a single accredited investor, unless it was organized for the specific purpose of acquiring the securities offered, in which case each beneficial owner of the security is counted separately. A sophisticated investor is one who meets the guidelines as set forth in Section 10 in the LOI herein. Yan Ming Wu hereby represents and warrants that Yan Ming Wu meets one of the foregoing qualifications. Closing date, time, and location (“Closing for the Second One Million U.S. Dollars”) shall be mutually agreed upon by the parties, with neither party unreasonably withholding assent, at which time 100% equitable interest shall be conferred to Purchaser.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

5.	Rights Granted. In addition to the Leasehold, Purchaser shall have the right to use the surface of the Mining Claims, being granted the following interests:
a.	A right of entry easement for reasonable and necessary ingress and regress that the parties by this LOI consent to recordation,
b.	An easement for utilities,
c.	A mine entrance site or sites,
d.	A fifty-five (55) acre single parcel located at a site mutually agreeable to the parties on Mining Claims to locate office, machinery, tools, equipment, waste dump, and tailings,
e.	Such area or areas as are necessary to comply with all applicable federal and state laws, regulations, and requirements, and
f.	A reasonable area for settling ponds as provided for in Schedule B, attached hereto and incorporated by reference.
g.
The parties acknowledge that Seller shall cause this LOI to be recorded in the applicable county clerk-recorder’s office to record the easement and it is the parties express intent that such an irrevocable easement as set forth in this section be created and terminated only upon exhaustion of the gold and silver set forth in this LOI.

6.
Force Majeure. In the event of unforeseen disasters, events, or conditions that the parties were not able to contemplate at the execution of this LOI, such as sabotage, riots, terrorism, political or governmental complications, market conditions, or natural occurrences such as hurricanes, floods, earthquakes, etc. or other Acts of God (“Force Majeure”), which causes Purchaser to cease its operations as contemplated under this LOI, Purchaser reserves the right to suspend payment of royalties to Seller and, if the Force Majeure frustrates the purpose of this LOI, renders Purchaser’s business operations commercially or reasonably impracticable or even impossible, then Purchaser has the right to cancel, null, and/or void this LOI effective immediately upon written notice to Seller, on the grounds of Force Majeure.

7.
Termination. If at any time it is discovered that Seller has made misrepresentations of any kind to Purchaser, intentional, negligent, or otherwise, which causes Purchaser to receive less consideration than Purchaser was otherwise led to believe Purchaser was receiving under this LOI or causes any damages or harm to Purchaser or Seller does not own Mining Claims and Mineral Rights in absolute fee simple, free and clear of any and all liens or encumbrances, then Purchaser shall have the right to  cancel, null, and/or void this LOI effective immediately upon written notice to Seller, on said grounds. If Purchaser breaches the LOI, Seller agrees to send a notice of breach in writing to Purchaser and provide Purchaser a reasonable opportunity to cure the breach. If Purchaser fails to cure the breach, then Seller may deem Seller in breach of this LOI and proceed accordingly per the legal remedies available at law.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

8.
Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that: (a) Seller’s rights to the Mining Claims and Mineral Rights as granted under this LOI are valid rights in good standing, free and clear under Seller and Seller has absolute rights to execute this LOI with Purchaser, (2) Seller possesses all applicable effective and active permits for the exploration, mining, excavation, and operation of Mining Claims pursuant to this LOI and per the Purpose of this LOI for the full duration and term of this LOI, (3) Mining Claims is not federal lands and Seller has the right to convey the Mineral Rights to Purchaser under this LOI, (4) the Mining Claims is free and clear of any lien, encumbrance, overriding royalty, or other burden or adverse interest.

9.	Service of Summons. In the event that a cause of action or suit arises from this LOI, the undersigned parties hereby agree and consent to service of summons at the following addresses:
a.	Seller. Redbank Trust, Attn: Ruo Fang Yin, Trustee, 5081 Smith Road, Suite D, Mariposa, CA 95338.
b.	Purchaser. Oro East Mining, Inc., 7817 Oakport Street, Suite 205, Oakland, California 94621.

10.
Tailings and Residue. All residue and tailings remaining after ore is processed and before being deposited in a tailings pile or remaining after any subsequent processing by Purchaser shall belong to Purchaser. Seller shall have no interest of any kind therein, other than for any royalties as set forth herein.

11.
New and Additional Claims. If during the term of this Leasehold, Seller acquires any new or additional mining claims situated within ten (10) miles of any of the Mining Claims or Mineral Rights and Seller intends to enter into a mineral lease on said claims, then Purchaser shall be granted the first right and option to lease said claims upon the same terms and conditions of this LOI and to meet any bona fide offer of lease offered by a third party purchaser.

12.
Representations. The undersigned parties hereby mutually represent to one another that: (1) they are authorized agents of the entities they represent, that they are fully authorized and have the power to enter into this LOI and bind the entities they represent; (2) they have duly obtained all necessary and applicable licenses and/or permits required or reasonably foreseeably required for performance of this LOI; (3) they are the owners, licensees, and/or otherwise authorized to use any corresponding intellectual property rights that would be required or reasonably foreseeably required for performance of this LOI; and (4) the parties hereby indemnify and hold one another harmless of any damages or potential damages that may arise from the falsity or inaccuracy of the foregoing representations.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

13.
No Waiver or Cumulative Remedies. No failure or delay on the part of any undersigned party to this LOI in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.
Right of Transfer. Purchaser has the free and clear right to transfer, sub-lease, assign any of its rights under this LOI to third parties. In the event of such transfer, Purchaser agrees to provide written notice of the transfer transaction to Seller. Seller agrees not to restrict or frustrate Purchaser’s right of transfer of its rights hereunder this LOI in any way.

15.
General Indemnification. Both parties hereunder agrees to indemnify and hold harmless the other against loss or threatened loss or expense by reason of the liability or potential liability of one another for or arising out of any claims for damages and/or causes of action, including payment and compensation for reasonably-incurred attorney’s fees and other related professional fees. In the event of claims or actions raised against one another, both parties shall bear their own costs of suit and attorney’s fees.

16.
Specific Enforcement. The undersigned parties acknowledge and agree that the goods or services arising from this LOI are unique and irreparable harm and substantial detriment would occur in the event that any of the provisions of this LOI were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this LOI and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

17.
Final Integration; Mining Lease and Royalties Agreement between Oro East Mariposa, LLC and Redbank Mine Partnership. This LOI and the exhibits attached hereto contain the entire agreement of the parties with respect to the subject matter of this LOI, and supersede all prior negotiations, agreements and understandings with respect thereto. This LOI may only be amended by a written document duly executed by the undersigned parties. Specifically, the parties intend the Mining Lease and Royalties Agreement executed on June 24, 2013 by and between Redbank Mine Partnership (Redbank Trust) and Oro East Mariposa, LLC to be null and void upon execution of this LOI. However, if for any reason whatsoever the purchase transaction intended by this LOI and any referenced subsequent agreements are voided or terminated, then the Mining Lease and Royalties Agreement shall automatically be restored to full force and effect. A copy of the Mining Lease and Royalties Agreement is attached hereto and integrated by reference as Schedule E.

Seller: _____ | Purchaser: _____

15 December 2014
Letter of Intent to Purchase Redbank Mines

18.
Counterparts. This LOI may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this LOI by signing any such counterpart.

IN WITNESS WHEREOF, the undersigned parties cause this LOI to be duly signed and executed this 12th day of the month of December and year 2014 in the City of Oakland, State of California.

AGREED AND ACKNOWLEDGED; SIGNED AND EXECUTED:

X /s/ RUO FANG YIN		X /s/ TIAN Q. CHEN

Company:	Redbank Trust	Company:	Oro East Mining, Inc.
Signor’s Name:	Ruo Fang Yin	Signor’s Name:	Tian Q. Chen
Position/Title:	Trustee	Position/Title:	Chief Executive Officer

X /s/ YAN MING WU

Company:	Redbank Trust
Signor’s Name:	Yan Ming Wu
Position/Title:	Beneficiary

Seller: _____ | Purchaser: _____

O R O E A S T M I N I N G

Schedule A
CLAIMS DESCRIPTION

APN 003-350-001 as described in Volume 140 of Official Records
Of Mariposa County a Page 215 consisting of 55 acres.

Seller: _____ | Purchaser: _____

Convertible Note Purchase Agreement
Page | 13

Parcel No. 1:
All that portion of that certain patented mining claim, designated by the survey or general as Lot No. 48A and known as the Crown Lead Quartz Mine, said portion lying within the Northwest quarter of Section 36, Townsh ip 3 South, Range 16 East, M.D.B. & M., and being more particularly described as follows :

Beginning at a point on the Southwesterly boundary of said Lot 48A, said point being N. 64° 16' E., 614.65 feet from the Southwest corner of Lot No. 6; thence N. 10° 02' 30" E., 404.26 feet to a point on the Northeasterly boundary of Lot No. 48A; thence along said Northeasterly boundary S. 37° 52' 02" E., 621.15 feet; thence continuing along said boundary S. 48° 07' 02" E., 61.13 feet; thence S. 29° 39' W., 126.17 feet; thence S. 49° 04' E., 239.61 feet; thence S. 60° 27' W., 190.58 feet to a point on the Southwesterly boundary of Lot No. 48A; thence along said boundary the following courses and distances, N. 48° 07' 02" W., 293.65 feet; thence N. 37° 52' 02" W., 377.08 feet to the Point of Beginning.

Parcel No. 2:
All that portion of those certain patented mining claims designated as Lot 3417 Coolgardie Placer; Lot 61 Daisy Quartz Lode; Lot 60 Jubilee Quartz Lode and Lot 59 Steveson Quartz Lode said claims being situate in the South half of Section 36, Township 3 South, Range 16 East, M.D.B. & M., said portion being more particularly described as follows:

Beginning at the South one quarter corner of Section 36; thence N. 00° 41' 10" W., 648.00 feet; thence S. 88° 11' 50" W., 648.00 feet; thence N. 00° 41' 10" W., 648.00 feet; thence S. 88° 11' 50" W., 648.00 feet; thence N. 00° 44' 55" W., 1346.61 feet to the most Northerly corner of Lot 3417; thence S. 44° 16' 45" E., 532.35 feet; thence S. 58° 38' 40" E., 801.13 feet; to a point on the line common to Lot 3417 and Lot 61; thence S. 60° 32' 30" E., 615.11 feet to a point on the Southeasterly boundary of Loy 61; thence S. 60° 32' 30" E., 351.20 feet to a point on the line common to Lot 3417 and Lot 60; thence continuing S. 60° 32' 30" E., 330.97 feet; thence S. 29° 09' W., 181.93 feet to a point on the line common to Lot 60 and Lot 3417; thence along said line S. 31° 49' E., 304.73 feet; thence S. 70° 04' E., 202.96 feet to a point on the line common to Lot 60 and Lot 59; thence continuing S. 70° 04' E., 67.19 feet; thence S. 53° 04' E., 529.19 feet; thence N. 80° 28' E., 241.37 feet; thence S. 52° 46' E., 325.24 feet to a point on the Southeasterly boundary of Lot No. 59; thence along said boundary S. 41° 49' 30" W., 182.10 to its point of intersection with the South line of Section 36; thence along said South line of Section 36, S. 88° 41' 33" W., 1981.95 feet to the South one quarter corner of Section 36 and the point of beginning.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 14

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 15

Schedule B
ASSETS DESCRIPTION

#	Asset Description	Location	Title Information
1	The Parcels of Real Property Described in Schedule A	See Schedule A	See Schedule A
2	All Mining Rights and Permits Following the Parcels Described in Schedule A	See Schedule A	See Schedule A
3	Redbank Trust Assets	As Described in the Redbank Trust Agreement, attached.	As Described in the Redbank Trust Agreement, attached.
4	All Equipment and Tools and other Personal Property at Red Bank	The Parcels Per Schedule A	The Parcels Per Schedule A
5	All accounts with banking and financial institutions under Redbank Trust

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 16
Schedule C
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

_____________________________

To:      Oro East Mining, Inc.
7817 Oakport Street, Suite 205
Oakland, California 94621

   Attention:                      Tian Qing Chen, Chief Executive Officer

1.  Subscription.  This Subscription, Agreement pertains to the offering by Oro East Mining, Inc. a Delaware corporation (the “Company”), of up to 100,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of US $0.05 per Share for an aggregate offering of up to Twenty-five Million Dollars ($25,000,000).  The Shares are, depending upon the circumstances, referred to herein as the “Securities.”

The undersigned, intending to be legally bound, hereby offers to purchase from the Company 20,000,000 Shares for an aggregate purchase price of US $1,000,000.00.

By execution of this Subscription Agreement, the Purchaser hereby acknowledges that it understands that the Company is relying upon the accuracy and completeness of all information it has entered herein and all representations and warranties it has made hereunder in complying with the Company’s obligations under applicable U.S. federal and state securities laws.

2.  General Representations.  The Purchaser represents, acknowledges and agrees that:

(a)            it is not a “U.S. person” as that term is defined in Regulation S1, promulgated under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”); and

1“U.S. person” is defined under Regulation S as:
(i)	Any natural person resident in the United States;
(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	Any estate of which any executor or administrator is a U.S. person;
(iv)	Any trust of which any trustee is a U.S. person;
(v)	Any agency or branch of a foreign entity located in the United States;
(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	Any partnership or corporation if:

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 17

(b)   it will not be purchasing Securities for the account or benefit of any U.S. Person; the offer was not made to the Purchaser when it was in the United States; at the time the Purchaser’s buy order was delivered to the Company, the Purchaser was outside the United States; the Subscriber received and accepted this subscription and entered into this Agreement in its jurisdiction of residence; and such jurisdiction of residence is as set out on page 1 of this Agreement.

(c)           that the Securities acquired pursuant to this Agreement have not been registered under the U.S. Securities Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that the Securities have not been registered with any state securities commission or authority.  The Purchaser further understands that pursuant to the requirements of Regulation S, the Securities acquired herein may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act.

(d)           the Securities are being purchased by the Purchaser for its own account, for investment only and not with a view toward resale or distribution thereof to any other person, and it is not participating, directly or indirectly, in any underwriting or distribution;

(e)           none of the Securities purchased by the Purchaser shall be sold or otherwise transferred contrary to the provisions of this Subscription Agreement or any federal or state securities law, and the Purchaser understands that unless the Securities are subsequently registered under the U.S. Securities Act, they may not in any event be sold or transferred except by a valid exemption from registration under the U.S. Securities Act;

(f)           any and all certificates representing the Securities purchased and any and all securities issued in replacement thereof or in exchange thereof shall bear the following legend or one substantially similar thereto, which the Purchaser has read and understands:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(A)	Organized or incorporated under the laws of any foreign jurisdiction; and
(B)
formed by a U.S. person principally for the purpose of investing any securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 18

(g)      the Company shall have the right to issue stop transfer instructions on its official stock records, and the Purchaser acknowledges that the Company has informed the Purchaser of its intention to issue such instructions:

(h)           there is currently no active trading market in these Securities of the Company, and the Company presently has no plans to register the Securities, so that there may never be a public trading market for the Securities, with consequent possible indefinite illiquidity of the Securities;

(i)             hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act.

(j)           at no time has it been explicitly or implicitly represented, guaranteed or warranted to the Purchaser by the Company, its management, the agents or employees of the Company or any other person: (i) that the Purchaser will be able to transfer the Securities on any particular date; (ii) that if and when the Purchaser may wish to transfer the Securities, such securities will be validly transferable under federal and applicable state securities laws; (iii) that the Purchaser will realize any percentage or amount of profit, gain or other consideration as a result of any investment it has made or will make in the Company; or (iv)  that the Purchaser or other shareholders will receive any dividends or other distributions from the Company at any time;

(k)           investment in the Securities is a long-term, speculative investment which involves a substantial risk of loss to the Purchaser of its entire investment; that the Purchaser takes full cognizance of and responsibility for the risks related to the purchase of the Securities; the Purchaser has no need for liquidity with respect to its investment either now or within the foreseeable future; and the Purchaser can bear a complete loss of its investment without undue hardship to itself;

(l)           the Purchaser and its purchaser representative, if any, has been afforded an opportunity to examine such documents and obtain such information, including the Company’s financial statements concerning the Company as it may have requested, and the Purchaser has had the opportunity to request such other information and ask questions of the officers and directors of the Company (and all information so requested has been provided) for the purpose of verifying the information furnished to it and for answering any question it may have had concerning the business, prospects and affairs of the Company;

(m)           the Purchaser understands and acknowledges that any projections or financial forecasts of the Company may likely prove to be incorrect in view of the early stage of the Company’s development; and no assurance has been given to it that actual results will correspond in any meaningful way with the results contemplated by the various projections, financial forecasts or predictions; and

(n)           the Purchaser has been advised to consult with its own investment adviser, attorney, and accountant regarding the Company’s prospects and legal and tax matters, concerning an investment in the Company, and has done so, to the extent it consider that to be necessary.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 19

3.  Suitability Standards, Representations, and Warranties.  The Purchaser represents and warrants that all of the information which it has furnished in this Subscription Agreement is correct and complete as of the date of this Subscription Agreement, and will be correct and complete on the closing of the sale of the Shares subscribed for, and the representations and warranties and agreements herein shall survive the closing date and may be relied upon by the Company in its reliance upon an exemption from registration under the U.S. Securities Act and state securities laws.

4.  Indemnification.  The Purchaser understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement and agrees to indemnify and hold harmless the Company, its officers and directors, and each agent and employee thereof, from and against any and all loss, damage, liability or expense (including judgments, fines, amounts paid in settlement, attorney’s fees and other legal costs actually incurred as a result of any such person or entity being made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any breach of representation or warranty of it or any misrepresentation or misstatement of fact or omission to state or represent facts made by it to the Company, including without limitation, the information which it has furnished in this Subscription Agreement.

5.  Miscellaneous

(a)           The disclosure provided in this Subscription Agreement with respect to certain aspects of resale restrictions which applies to the Securities and securities laws of the United States is only a summary and is not intended to be exhaustive and does not refer to resale restrictions which may arise by reason of securities laws other than those of the United States.  THE SUBSCRIBER SHOULD CONSULT HIS OWN PROFESSIONAL ADVISORS REGARDING THIS AGREEMENT AND RESALE RESTRICTIONS APPLICABLE TO THE SHARES.

(b)           All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address set forth above and to the undersigned at the address set forth on the signature page hereof.

(b)           This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, warranties, or agreements (whether oral or written), and may be amended or waived only by a writing executed by the party to be bound.

Very truly yours,

Signature:  _____________________________________________

Print Name:  Ruo Fang Yin, Trustee of Redbank Trust

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 20

Subscription Information (to be completed by individual subscriber):

Number of Shares Purchased: 20,000,000 restricted shares

Purchase Price of Shares (Number of Shares Purchased x $0.05 per Share): US $1,000,000.00

Address:                Redbank Trust
Ruo Fan Yin, Trustee
5081 Smith Road, Suite D
Mariposa, California 95338

Accepted and Agreed:

Dated:                      _____________________________

ORO EAST MINING, INC.

By:  ___________________________________
        Name:  Tian Qing Chen
        Title:   Chief Executive Officer

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 21

Schedule D
CONVERTIBLE PROMISSORY NOTE & AGREEMENT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL STATING THAT REGISTRATION IS NOT REQUIRED OR THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE AFORESAID ACT. NOTWITHSTANDING, THE SECURITIES MAY BE PLEDGED IN CONECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (hereinafter “Agreement”) is dated for reference ________________________________ and entered into by and between Oro East Mining, Inc., a Delaware corporation and public company registered as OROE and traded on the OTC BB, with principal place of business at 7817 Oakport Street, Suite 205, Oakland, California 94621 (hereinafter “Company”) and the following party (hereinafter “Investor”):

Individual Name	:	Yan Ming Wu
Entity Type	:	An Individual
FEIN or SSN	:
Date of Birth (DOB)	:

This Agreement shall memorialize the terms of the Company’s sale and the Investor’s purchase of a convertible promissory note  as further described or set forth in Exhibit A, attached hereto and incorporated into the Agreement by reference (hereinafter “Note”), which shall be convertible pursuant to the terms of the Agreement into equity securities in Company. Now therefore, in consideration of the mutual obligations set forth herein, which the parties agree to be sufficient and valid consideration, Company and Investor agree as follows:

1.
SALE OF CONVERTIBLE NOTE. Company agrees to sell and Investor agrees to purchase a Note in the principal sum as follows and that said purchase price for the Note shall be equal to 100% of the Principal Amt. of the Note:

Principal Amt. of Note	:	$1,000,000.00 (One Million U.S. Dollars)

2.
CLOSING & DELIVERY. The transaction of the purchase and sale shall take place at a time and place mutually agreed upon by Company and Investor (hereinafter “Closing”). At the Closing, Company shall deliver to Purchase the Note to be purchased. Investor represents and warrants that Investor understands and agrees that the conversion of the Note into equity securities of the Company will require Investor’s execution of certain agreements to the purchase and sale of such securities as well as any rights relating to such equity securities. The Company shall register the Note in the Investor’s name in the Company’s records.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 22

3.
SUBSEQUENT ADDITIONAL SALES. After the Closing, Company may sell, pursuant to this Agreement, additional Note (“Subsequent Sales”) to said Investor provided that (a) each of such Subsequent Sales are consummated within one (1) year of the date of execution of this Agreement and (b) all Notes sold pursuant to Subsequent Sales are sold on the same terms as this Agreement.

4.	RESTRICTIVE LEGEND. The convertible Note shall bear the following restrictive legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

5.
INVESTOR’S REPRESENTATIONS AND WARRANTIES. Investor represents and warrants to Company the following: Investor is fully aware of the financial health of the Company per the disclosures provided to the Company and has been fully apprised of the risks of this investment; Investor has been comprehensively briefed on all applicable laws, state and federal, including but not limited to the regulations of the Securities Exchange Commission, that govern this Agreement and transactions thereof; and Investor is financially and legally capable of bearing the risks of this Agreement. Investor shall not cause this Agreement to be executed unless Investor represents and warrants to Company that the foregoing are true and correct.

6.
BENEFICIARY DESIGNATION. Investor designates and hereby assigns upon Investor’s death or incapacity this Agreement to the Beneficiary as named on the first page of this Agreement, who shall receive automatically the benefits of this Agreement in the event of Investor’s death or incapacity. However, in the event of Investor’s liabilities as applicable upon Investor’s death or incapacity, then such liabilities shall be against the Investor’s estate.

7.
FULL DISCLOSURES. Investor acknowledges and agrees that Company has given Investor access to the corporate records of Company and all information in its possession relating to the Company, has availed its directors, officers, and representatives to Investor for interview, and has furnished Investor with all documents and information reasonably or foreseeably required for the Investor to make an informed decision with respect to the purchase of the securities. Investor has further been apprised of all risk factors as set forth in the Company’s Form S-1 and other filings with the Securities Exchange Commission.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 23

8.
RULE 93(B)(3) OF REGULATION S. The parties hereby acknowledge and represent that this Agreement falls within the scope of Rule 903(b)(3) of Regulation S as promulgated pursuant to the Securities Act of 1933 and as amended, as Investor is a non-U.S. citizen, a citizen and resident of China, that the offering as contemplated by this Agreement is made outside of the United States, and that there are no directed selling efforts being made in the United States, no brokers, dealers, and/or finders involved in the transaction as contemplated herein.

9.
OPPORTUNITY TO SEEK COUNSEL. Investor has had the opportunity to seek independent legal, tax, and other professional counsel to assist the Investor in making a decision with regard to this Agreement and that after consulting such counsel, is executing this Agreement fully informed of its contents, the legal and financial situation of the Company, and the risks associated with this Agreement.

10.
NO RELIANCE. Investor is not relying on any person or entity, other than the documents that Company has provided to Investor or is publicly available in making its investment decision or in making the decision to enter this Agreement.

11.
NO ASSIGNMENT. Without the prior written consent of Company, Investor shall not assign this Agreement or any of its rights or delegate any performance pursuant to this Agreement. Any purported assignment shall be deemed void.

12.	ADDITIONAL TERMS.

a.
AUTHORITY & REPRESENTATION OF CAPACITY. The undersigned parties hereby represent and warrant that he or she has been duly authorized by its corporate entity or principal to enter into this Agreement and to bind that corporate entity or principal to the terms hereof and that the undersigned parties have the legal capacity to execute this Agreement. If pursuant to applicable securities laws Investor must be an Accredited Investor to enter into this Agreement for the securities as contemplated, then Investor hereby represents and warrants that Subscriber is an Accredited Investor. If the Investor is a Non-Accredited Investor but under applicable securities laws is still permitted to enter into this Agreement for the securities as contemplated, then Investor hereby represents and warrants that Investor has received a copy of the Company’s guidelines for a sophisticated investor and that Investor meets the Company’s guidelines as sophisticated investor. Investor further represents and warrants that it has consulted counsel and fully understands the meanings of the terms and the risks associated thereof as set forth in this Agreement and that Company has provided Investor with all information needed to ascertain the nature of said securities to make an informed decision thereof.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 24

b.
NO WAIVER. No failure or delay on the part of any undersigned party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

c.
GENERAL INDEMNIFICATION. Investor hereby agrees to indemnify and hold harmless Company against loss or threatened loss or expense by reason of the liability or potential liability of Company, any of its directors, officers, employees, counsel, or representatives for or arising out of any claims for damages, including payment and compensation for reasonably-incurred attorney’s fees and other related professional fees.

d.
CHOICE OF LAW. This Agreement shall be interpreted under the laws of the State of California, United States. Any litigation under this agreement shall be resolved in the trial courts of Alameda County, State of California or the Northern District of California, whichever may be applicable.

e.
SEVERABILITY. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

f.
ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

This Agreement is hereby AGREED AND ACCEPTED, ENTERED AND EXECUTED this date of _____________________________

Principal Amt. of Note	:	$1,000,000.00

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

Convertible Note Purchase Agreement
Page | 25

AGREED AND ACCEPTED:

By:	X
Signature
Yan Ming Wu
Print Name, Title

Principal Place of Business

City, State Zip Code (If Applicable)
People’s Republic of China
State or Country of Official Residence

Social Security No. or Passport No.

Company hereby confirms and accepts this Agreement.

Date:	ORO EAST MINING, INC.
	By	:	X
	Print Name	:	Tian Q. Chen
	Title/Position	:	Chief Executive Officer

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

CONVERTIBLE PROMISSORY NOTE

Amt.:	$1,000,000.00	Date:

SUBJECT TO THE TERMS CONTAINED HEREIN, ORO EAST MINING, INC., a Delaware corporation and public company registered as OROE and traded on the OTC BB, with principal place of business at 7817 Oakport Street, Suite 205, Oakland, California 94621 (hereinafter “Company”), for value received, promises to pay to the order of the following party (hereinafter “Investor”):

Individual Name	:	Yan Ming Wu
Entity Type	:	An Individual
FEIN or SSN	:
Date of Birth (DOB)	:

the amount (“Amt.”) first set forth above (hereinafter “Principal Amount”) plus interest calculated from the date first set forth above until the date paid in full at the annual rate of Eight Percent ( 8% ), compounded annually. The parties shall calculate the interest based on a 360-day year consisting of twelve 30-day months.

Company shall pay the unpaid Principal Amount and interest accrued hereunder in lawful tender of the United States in full on demand by a requisite express consent, the terms of which are set forth herein, on or after the earlier of a Default or Maturity Date, the terms as set forth herein, at which time all outstanding principal and accrued interest under this convertible promissory note (“Note”) shall be satisfied in full by virtue of conversion.

Upon a Default, the interest rate will increase to an annual rate of Eight Percent ( 8% ), compounded annually. This Note is being issued pursuant to a Subscription Agreement as set forth herein. This Note is signed in conjunction with a Convertible Note Purchase Agreement executed on the same date as this Note and entered into by and between Company and Investor (hereinafter “Agreement”), the terms of which are incorporated by reference into this Note.

1.	Maturity Date. The maturity date shall be 1 (One) Year from the Date of Execution, or _____________________________, 2024 (hereinafter “Maturity Date”).

2.
Conversion Price. As applicable herein, Conversion Price shall refer as follows: 25% (Twenty Five Percent) discount from the lowest trading price for the 5 trading days immediately prior to the date that the conversion is made, applicable whether a voluntary or automatic conversion is made.  In the event of a voluntary conversion, if the number of shares of common stock outstanding at any time after the date hereof, and before payment or conversion in full, is increased by a distribution payable in shares of common stock or by a subdivision or split-up of shares of common stock, then, on the date such payment is made or such change is effective, the Conversion Price then in effect will be proportionately decreased; and (ii) if the number of shares of common stock outstanding at any time after the date hereof, and before payment or conversion in full, is decreased by a combination of the outstanding shares of common stock, then on the effective date of such combination, the Conversion Price will be proportionately increased.

Seller: _____ | Purchaser: _____

MINING CLAIM PURCHASE AGREEMENT
SCHEDULES

3.	Conversion & Pre-Payment.

a.
Voluntary Conversion upon Requisite Consent.  On or after the Maturity Date, the Investor may, upon a Requisite Consent, convert all but not less than all the outstanding principal and interest due under this Note into Conversion Securities at the Conversion Price, without the consent of the Investor (“Requisite Consent Conversion”).  To exercise the right of Requisite Consent Conversion, the Investor exercising such right must provide written notice thereof to the Company.  Thereafter, the Company shall notify Investor of such conversion and its effective date, and the Investor shall (i) surrender the respective Note for conversion at the principal office of the Company, and/or (ii) if requested by the Company, deliver an investment representations statement in a form acceptable to the Company.  Upon the satisfaction of such conditions, the Company shall issue to the Investor the respective pro rata number of shares of Conversion Securities based on the outstanding principal and interest under their respective Notes at the time of the conversion.  If this Note becomes subject to such a Requisite Consent Conversion and the Investor fails to satisfy such conditions, no additional interest will accrue on this Note and this Note will be deemed to have been canceled and converted as of the date of the Requisite Consent Conversion to the applicable number of shares of Conversion Securities, which the Company may withhold until this Note is received by the Company.

b.
No Fractional Shares.  The Company shall not issue any fractional shares on conversion of this Note.  If on any conversion of this Note a fraction of a share results, the Company shall pay the Investor the cash value of that fractional share, calculated on the basis of the Conversion Price.

c.	No Collateral. The obligations under this Note are unsecured.

d.	No Pre-Payment Penalties. Company may pay in full the Note at any time prior to its Maturity Date without penalty.

4.
Usury Savings Clause.  The Company and the Investor intend to comply at all times with usury laws.  If at any time such laws would render usurious any amounts due under this Note, then it is the Company’s and the Investor’s express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section will control over all other provisions of this Note that appear to be in conflict hereunder, that such excess amount will be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Investor to the Company), and the provisions hereof will be immediately reformed and the amounts thereafter decreased, so as to comply with the then-applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

MINING CLAIM PURCHASE AGREEMENT
SCHEDULES

5.
Beneficiary Designation. Investor designates and hereby assigns upon Investor’s death or incapacity this Note to the Beneficiary as named on the first page of this Note, who shall receive automatically the benefits of this Note in the event of Investor’s death or incapacity. However, in the event of Investor’s liabilities as applicable upon Investor’s death or incapacity, then such liabilities shall be against the Investor’s estate.

6.	Integration with Agreement. The terms of the Agreement is hereby integrated with the terms of this Note, including but not limited to the “Additional Terms” of the Agreement as set forth in Section 9.

This Note is executed on the date _____________________________.

AGREED AND ACCEPTED:

By:	X
Signature
ORO EAST MINING, INC.
Company Name
TIAN Q. CHEN
By: CHIEF EXECUTIVE OFFICER
7817 Oakport Street, Suite 205, Oakland, CA 94621
Principal Place of Business
26-2012582
Federal EIN Number

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com

MINING CLAIM PURCHASE AGREEMENT
SCHEDULES

NOTARY ACKNOWLEDGMENT

State of                                  }
} ss
County of                              }

On		before me,
	Date		Name and Title of Officer

personally appeared
Name(s) of Signor(s)

❑	personally known to me; or
❑	proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS by hand and official seal:

Signature of Notary Public

Description of Attached Document

Title or Type of Document:
Document Date:	Number of Pages:
Signers) Other Than Named Above:

Capacity(ies) Claimed by Signer

Signer’s Name:	RIGHT THUMBPRINT
OF SIGNER
❑	Individual	Top of thumb here:
❑	Corporate Officer – Title(s):
❑	Partner -- ❑ Limited ❑ General
❑	Attorney-in-Fact
❑	Trustee
❑	Guardian or Conservator
❑	Other:

Signer is Representing:

ORO EAST MINING, INC.
7817 Oakport Street, Suite 205 ▪ Oakland, California 94621
Tel. 510.638.5000 ▪ Fax. 888.865.2682 ▪ Web. www.oroeast.com